Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

CC Holdings GS V LLC

(Exact name of obligor as specified in its charter)

Delaware	20-4300339
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Crown Castle GS III Corp.

(Exact name of obligor as specified in its charter)

Delaware	26-4774752
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

AirComm of Avon, L.L.C.

(Exact name of obligor as specified in its charter)

Connecticut	06-1444698
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Coverage Plus Antenna Systems LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0997850
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Global Signal Acquisitions LLC

(Exact name of obligor as specified in its charter)

Delaware	20-2106068
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Global Signal Acquisitions II LLC

(Exact name of obligor as specified in its charter)

Delaware	20-2511960
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

High Point Management Co. LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0997573
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ICB Towers, LLC

(Exact name of obligor as specified in its charter)

Georgia	58-2331871
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Interstate Tower Communications LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0997925
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Intracoastal City Towers LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0997362
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Pinnacle Towers LLC

(Exact name of obligor as specified in its charter)

Delaware	65-0574118
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Pinnacle Towers III LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0997428
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Pinnacle Towers V Inc.

(Exact name of obligor as specified in its charter)

Florida	91-2114519
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Radio Station WGLD LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0997657
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Shaffer & Associates, Inc.

(Exact name of obligor as specified in its charter)

Illinois	36-3305612
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sierra Towers, Inc.

(Exact name of obligor as specified in its charter)

Texas	75-1651789
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Tower Systems LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0997987
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Tower Technology Company of Jacksonville LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0997489
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1220 Augusta Drive, Suite 500 Houston, Texas	77057
(Address of principal executive offices)	(Zip code)

2.381% Senior Secured Notes due 2017

Guarantees of 2.381% Senior Secured Notes due 2017

3.849% Senior Secured Notes due 2023 and

Guarantees of 3.849% Senior Secured Notes due 2023

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 11th day of April, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence Dillard
Name:	Lawrence Dillard
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,455
Interest-bearing balances	1,301
Securities:
Held-to-maturity securities	0
Available-for-sale securities	660,687
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	73,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	5,887
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	159,149
Other assets	150,314

Total assets	$1,908,106

LIABILITIES

Deposits:
In domestic offices	498
Noninterest-bearing	498
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	236,096
Total liabilities	236,594
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	544,518
Accumulated other comprehensive income	4,474
Other equity capital components	0
Not available
Total bank equity capital	1,671,512
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,671,512

Total liabilities and equity capital	1,908,106

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura ) CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)